Exhibit (h)(7)(q)

AMENDMENT TO
AMENDED AND RESTATED
TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment to the Amended and Restated Transfer Agency and Service Agreement (“Amendment”) is effective as of the 30th day of June, 2020, by and among The MainStay Funds, a Massachusetts business trust, and MainStay VP Funds Trust and MainStay Funds Trust, each a Delaware statutory trust (each, a “Fund” and collectively, the “Funds”) and NYLIM Service Company LLC, a Delaware limited liability company, having its principal office and place of business at 30 Hudson Street, Jersey City, New Jersey 07302 (“NSC”).

WHEREAS, the Funds and NSC are parties to an Amended and Restated Transfer Agency and Service Agreement, dated October 1, 2008, as amended (“Agreement”); and

WHEREAS, pursuant to Article 2.01 and Article 11 of the Agreement, the parties hereby wish to amend the Agreement to:

a. add the MainStay Conservative ETF Allocation Fund, MainStay Defensive ETF Allocation, MainStay Moderate ETF Allocation Fund, MainStay Growth ETF Allocation Fund and MainStay Equity ETF Allocation Fund (collectively, “the MainStay ETF Asset Allocation Funds”) and to reflect all currently available series of the MainStay VP Funds Trust (“VP Portfolios”);

b. update the Transfer Agency Fee Schedule to reflect the transfer agency fees for the MainStay ETF Asset Allocation Funds and to describe the transfer agency expense allocation methodology; and

c. change the names of the following Funds:

MainStay Moderate Growth Allocation Fund	MainStay Growth Allocation Fund (effective July 31, 2020)
MainStay Growth Allocation Fund	MainStay Equity Allocation Fund (effective July 31, 2020)
MainStay MacKay Infrastructure Bond Fund	MainStay MacKay U.S. Infrastructure Bond Fund (effective August 31, 2020)

NOW, THEREFORE, in consideration of the mutual covenants contained in the Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers.

THE MAINSTAY FUNDS

By:	/s/ Jack R. Benintende
Name:	Jack R. Benintende
Title:	Treasurer and Principal Financial and
Accounting Officer

MAINSTAY FUNDS TRUST

By:	/s/ Jack R. Benintende
Name:	Jack R. Benintende
Title:	Treasurer and Principal Financial
and Accounting Officer

MAINSTAY VP FUNDS TRUST

By:	/s/ Jack R. Benintende
Name:	Jack R. Benintende
Title:	Treasurer and Principal Financial
and Accounting Officer

NYLIM SERVICE COMPANY LLC

By:	/s/ Jack R. Benintende
Name:	Jack R. Benintende
Title:	President

SCHEDULE A

Effective Date: June 30, 2020
(unless otherwise indicated)

The MainStay Funds
MainStay Candriam Emerging Markets Debt Fund
MainStay Income Builder Fund
MainStay MacKay Common Stock Fund
MainStay MacKay Convertible Fund
MainStay MacKay High Yield Corporate Bond Fund
MainStay MacKay U.S. Infrastructure Bond Fund
Name change effective August 31, 2020
(formerly MainStay MacKay Infrastructure Bond Fund)
MainStay MacKay International Equity Fund
MainStay MacKay Tax Free Bond Fund
MainStay MacKay Unconstrained Bond Fund MainStay MAP Equity Fund
MainStay Money Market Fund
MainStay Winslow Large Cap Growth Fund

MainStay VP Funds Trust
all currently available VP Portfolios

MainStay Funds Trust
MainStay Balanced Fund
MainStay Candriam Emerging Markets Equity Fund
MainStay CBRE Global Infrastructure Fund
MainStay CBRE Real Estate Fund
MainStay Conservative Allocation Fund
MainStay Conservative ETF Allocation Fund
MainStay Defensive ETF Allocation Fund
MainStay Cushing MLP Premier Fund
MainStay Epoch Capital Growth Fund
MainStay Epoch Global Equity Yield Fund
MainStay Epoch International Choice Fund
MainStay Epoch U.S. All Cap Fund
MainStay Epoch U.S. Equity Yield Fund
MainStay Equity Allocation Fund
Name change effective July 31, 2020
(formerly MainStay Growth Allocation Fund)
MainStay Equity ETF Allocation Fund
MainStay Floating Rate Fund
MainStay Growth Allocation Fund
Name change effective July 31, 2020
(formerly MainStay Moderate Growth Allocation Fund)
MainStay MacKay California Tax Free Opportunities Fund
MainStay MacKay Growth Fund
MainStay MacKay High Yield Municipal Bond Fund
MainStay MacKay Intermediate Tax Free Bond Fund
MainStay MacKay International Opportunities Fund
MainStay MacKay New York Tax Free Opportunities Fund
MainStay MacKay S&P 500 Index Fund
MainStay MacKay Short Duration High Yield Fund
MainStay MacKay Short Term Municipal Fund
MainStay MacKay Small Cap Core Fund
MainStay MacKay Total Return Bond Fund
MainStay MacKay U.S. Equity Opportunities Fund
MainStay Moderate Allocation Fund
MainStay Moderate ETF Allocation Fund
MainStay Short Term Bond Fund
MainStay U.S. Government Liquidity Fund